UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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KEMET CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KEMET Corporation
P.O. Box 5928
Greenville, South Carolina 29606

SPECIAL MEETING OF STOCKHOLDERS

, 2010

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of KEMET Corporation, to be held at our offices at Tower 101, Suite 1700, 101 N.E. 3rd Avenue, Fort Lauderdale, FL 33301, on November 3, 2010 at 10:00 a.m., Eastern time.

At the special meeting, you will be asked to vote on an amendment to our Restated Certificate of Incorporation to effect a reverse stock split.  Stockholder approval of the amendment to our Restated Certificate of Incorporation will permit our board of directors to effect a reverse stock split at the board’s discretion within one year of the special meeting.

We urge you to read the proxy statement materials in their entirety and to consider them carefully including the effect that adopting or failing to adopt the proposals will have on stockholders.

After careful consideration, our board of directors has unanimously approved the reverse stock split and unanimously recommends that you vote “FOR” both of the proposals set forth in the proxy statement. The approval and adoption of the amendment to our Restated Certificate of Incorporation requires the affirmative vote of holders of at least a majority of the outstanding shares of our common stock as of the record date.  Failure to vote may be the equivalent of a “No” vote.

It is important that your shares be represented at the special meeting, regardless of the size of your holdings. Accordingly, whether or not you expect to attend the special meeting, we urge you to vote promptly by returning the enclosed proxy card. You may revoke your proxy at any time before it has been voted.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Thank you for your cooperation and continued support.

Very truly yours,

Frank G. Brandenberg
Chairman of the Board of Directors

THIS PROXY STATEMENT IS DATED                  , 2010
AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT                        , 2010.

KEMET Corporation
P.O. Box 5928
Greenville, South Carolina 29606

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

              , 2010

TO THE STOCKHOLDERS OF KEMET CORPORATION

NOTICE IS HEREBY GIVEN that a Special Meeting (the “Special Meeting”) of the holders (the “Stockholders”) of common stock, par value $0.01 per share (the “Common Stock”) of KEMET Corporation (the “Corporation”) will be held at our offices at Tower 101, Suite 1700, 101 N.E. 3rd Avenue, Fort Lauderdale, FL 33301, on November 3, 2010 at 10:00 a.m., Eastern time, to consider the following proposals:

1.                                       To amend the Corporation’s Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio that will be determined by the Corporation’s board of directors and that will be within a range of one-for-three (1:3) to one-for-five (1:5) (the “Reverse Stock Split”); and

2.                                       To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the Special Meeting to approve proposal No. 1.

The board of directors unanimously recommends a FOR vote for proposals No. 1 and No. 2.

The Corporation’s board of directors authorized the Reverse Stock Split with a view to increasing the per share trading price of the Common Stock such that the Corporation may achieve a price per share for its Common Stock that may increase the marketability, trading volume and liquidity of the Common Stock and would satisfy listing requirements of the New York Stock Exchange (the “NYSE”).  However, even if the Reverse Stock Split is implemented, there can be no assurance that the Reverse Stock Split will result in an increase in the market price of the Common Stock or that the market price of the Common Stock will not decrease at any time.  Other factors, including (but not limited to) the Corporation’s financial results, market conditions and the market perception of the Corporation’s business, may adversely affect the market price of the Common Stock.

The accompanying Proxy Statement contains information regarding the matters that you will be asked to consider and vote on at the Special Meeting.

The board of directors has fixed the close of business on October 8, 2010 as the record date for the determination of holders of record of the Common Stock entitled to notice of, and to vote at, the Special Meeting or any reconvened meeting after any adjournments of the Special Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, THE CORPORATION URGES YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS PROVIDED IN THE ENCLOSED MATERIALS.  IF YOU RECEIVED A PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

Simpsonville, South Carolina
                       , 2010

By Order of the Board of Directors,

R. James Assaf, Secretary

PROXY STATEMENT
November 3, 2010 Special Meeting of Stockholders

KEMET CORPORATION
P.O. Box 5928
Greenville, South Carolina 29606

INTRODUCTION

The Corporation is furnishing this Proxy Statement to you in connection with the solicitation by the Board of Directors (the “Board”) of KEMET Corporation (the “Corporation”) of proxies for use at the Corporation’s Special Meeting (the “Special Meeting”) of the holders (the “Stockholders”) of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), to be held at our offices at Tower 101, Suite 1700, 101 N.E. 3rd Avenue, Fort Lauderdale, FL 33301, at 10:00 a.m., Eastern time, on November 3, 2010, and at any and all reconvened meetings after any adjournments of the Special Meeting.  The Corporation’s telephone number is (864) 963-6300, and the Corporation’s mailing address is P.O. Box 5928, Greenville, South Carolina 29606.  The Corporation’s website is located at www.kemet.com.  Information on the website does not constitute a part of this Proxy Statement.

The notice, this Proxy Statement and the form of proxy enclosed are being first sent to the Stockholders on or about                           , 2010.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

At the Special Meeting, you will consider and vote upon the following:

1.                                       To amend the Corporation’s Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio that will be determined by the Board and that will be within a range of one-for-three (1:3) to one-for-five (1:5) (the “Reverse Stock Split”); and

2.                                       To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the Special Meeting to approve proposal No. 1.

QUESTIONS AND ANSWERS

Q:                                  Why am I receiving this Proxy Statement?

A:                                   The Corporation sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting proxies for a Special Meeting of the Stockholders.  You are receiving this Proxy Statement because you owned shares of the Common Stock entitled to vote on October 8, 2010, the record date for the Special Meeting, and as a result you are entitled to vote those shares at the Special Meeting.  By use of a proxy, you can vote whether or not you attend the Special Meeting.  This Proxy Statement describes the matters on which the Corporation would like you to vote and provides information on those matters so that you can make an informed decision.

Q.                                   Who is entitled to vote at the Special Meeting?

A.                                    Stockholders of record as of the close of business on October 8, 2010 will be entitled to notice of, and to vote at, the Special Meeting or any reconvened meetings after any adjournments of the Special Meeting.

Q.                                   How many shares can vote?

A.                                    On the record date, October 8, 2010, the Corporation had outstanding shares of Common Stock (exclusive of treasury shares), which constitute its only outstanding voting securities.  Each stockholder is entitled to one vote for each share of Common Stock held as of the record date.

Q.                                   What matters am I voting on?

A.                                    The following matters are scheduled for a vote:

•                  Approval of an amendment to the Corporation’s Restated Certificate of Incorporation to effect a reverse stock split of the Corporation’s issued and outstanding shares of Common Stock at a ratio that will be determined by the Board and that will be within a range of one-for-three (1:3) to one-for-five (1:5); and

•                  Approval to adjourn the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve proposal No. 1.

Q.                                   How does the Board recommend I vote on the proposals?

A.                                    The Board unanimously recommends that each stockholder vote “FOR” proposal No. 1 to amend the Corporation’s Restated Certificate of Incorporation to effect the Reverse Stock Split and “FOR” proposal No. 2 to adjourn or postpone the Special Meeting to a later date if necessary.

Q.                                   Why is the Board recommending that I vote “FOR” proposal No. 1?

A.                                   The Board desires to effect the Reverse Stock Split to attempt to achieve a price per share for the Common Stock that may increase the marketability, trading volume and liquidity of the Common Stock and would satisfy listing requirements of the NYSE.

Q.                                   What happens if the Stockholders do not approve proposal No. 1?

A.                                   Proposal No. 1 would allow the Board to reduce the number of outstanding shares of the Common Stock which could help to raise the price per share of the Common Stock, and the Corporation may be able to gain compliance with the NYSE’s listing requirements.  The Corporation believes that a higher per share price and a listing with the NYSE would allow a greater range of institutions to invest in the Common Stock.  If the Stockholders do not approve the Reverse Stock Split, we may not be able to achieve these benefits. However, other factors, including (but not limited to) the Corporation’s financial results, market conditions and the market perception of its business, may adversely affect the market price of the Common Stock regardless of whether the Reverse Stock Split is approved and/or implemented.  Even if the Reverse Stock split is implemented, there can be no assurance that the Reverse Stock split will result in an increase in the market price of the Common Stock or that the market price of the Common Stock will not decrease at any time.

Q.                                   Do I have Dissenters’ Rights of Appraisal?

A.                                    The Delaware General Corporate Law (the “DGCL”) does not provide dissenters’ rights of appraisal to the Stockholders in connection with proposal No. 1.

Q.                                   What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

A.                                    Stockholder of Record. If the shares are registered directly in your name with the Corporation’s transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Proxy Statement was sent directly to you by the Corporation.

Beneficial owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and that organization forwarded the Proxy Statement to you.  The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting.  As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

Q.                                   If I am a stockholder of record of the Corporation’s shares, how do I vote?

A.                                    If you are a stockholder of record, you can vote either in person at the Special Meeting or by proxy without attending the Special Meeting. We urge you to vote by proxy even if you plan to attend the Special Meeting so that we will know as soon as possible that enough votes will be present for us to hold the Special Meeting. If you attend the Special Meeting in person, you may vote at the Special Meeting and your proxy will not be counted. You can vote by proxy by any of the following methods.

Voting by Telephone or via the Internet. If you are a stockholder of record, you may vote by proxy or by using either the telephone or Internet methods of voting. Proxies submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern time on November 2, 2010. Please see the proxy card for instructions on how to access the telephone and Internet voting systems.

Voting by Proxy Card. Each Stockholder electing to receive stockholder materials by mail may vote by proxy by using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares of Common Stock represented by your proxy will be voted as you specify on the proxy card.  Proxies submitted by mail must be received prior to the Special Meeting.  Please allow sufficient time for mailing if you decide to vote by mail.

Q.                                   If I am a beneficial owner of shares held in street name, how do I vote?

A.                                    If you are a beneficial owner of shares held in street name, you must either direct the brokerage firm, bank, broker-dealer, or other record holder of your shares as to how to vote your shares, or obtain a proxy from the brokerage firm, bank, broker-dealer or other record holder to vote at the Special Meeting. Please refer to the voter instruction cards used by your brokerage firm, bank, broker-dealer or other record holder for specific instructions on methods of voting, including by telephone or using the Internet.

Q.                                   What happens if I do not give specific voting instructions?

A.                                    Stockholders of Record. If you are a stockholder of record and you:

•                                          indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•                                          if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization may generally vote on routine matters but cannot vote on non-routine matters.  If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization does not have the authority to vote your shares with respect to the non-routine matter.  This is generally referred to as a “broker non-vote.”  When the Corporation’s Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present.  For the purpose of determining whether the Stockholders have approved proposal No. 1, broker non-votes will have the same effect as a vote against the proposal, but for the purpose of determining whether the Stockholders have approved proposal No. 2, broker non-votes will not be treated as votes cast for or against the proposal.  The Corporation encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in this Proxy Statement.

Q.                                   Is the proposal considered “routine” or “non-routine”?

A.                                    Proposal No. 1 involves matters that the Corporation believes will be considered non-routine.  Proposal No. 2 involves matters that the Corporation believes will be considered routine.

Q.                                   What is the quorum requirement for the Special Meeting?

A.                                    A majority of the Corporation’s outstanding common shares (exclusive of treasury shares) on the record date must be present at the Special Meeting to hold the Special Meeting and conduct business.  This is called a quorum.  Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, or broker non-votes, if you:

•                                          are present and vote in person at the Special Meeting; or

•                                          have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail prior to the Special Meeting.

Q.                                   How are abstentions treated?

A.                                    Abstentions are counted as being present for purposes of determining whether a quorum is present.  For the purpose of determining whether the Stockholders have approved proposal No. 1, abstentions will have the same effect as a vote against the proposal, but for the purpose of determining whether the Stockholders have approved proposal No. 2, abstentions will not be treated as votes cast for or against the proposal.

Q.                                   What are the voting requirements to approve each proposal?

A.                                    To be approved, the proposals must receive the following votes:

•                  Proposal No. 1, approval of the amendment to the Corporation’s Restated Certificate of Incorporation to effect the Reverse Stock Split, must receive a “For” vote, either in person or by proxy, from a majority of the votes entitled to be cast by the holders of the Corporation’s outstanding Common Stock (with the holders of Common Stock entitled to one vote per share).

•                  Proposal No. 2, adjournment of the Special Meeting if there are not enough votes to approve proposal No. 1, requires that more votes of the Corporation’s shares are cast in favor of the proposal than votes of the Corporation’s shares that are cast against the proposal.

Q.                                   Can I change my vote after I have voted?

A.                                    You may revoke your proxy and change your vote at any time before the polls are closed at the Special Meeting. You may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted), or by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Special Meeting and voting in person.  However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the Special Meeting or specifically request in writing that your prior proxy be revoked.

Q.                                   Is my vote confidential?

A.                                    Proxy instructions, ballots and voting tabulations that identify individual Stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within the Corporation or to third parties, except:

•                                          as necessary to meet applicable legal requirements;

•                                          to allow for the tabulation and certification of votes; and

•                                          to facilitate a successful proxy solicitation.

Occasionally, Stockholders provide written comments on their proxy cards, which may be forwarded to management and the Board.

Q.                                   Where can I find the voting results of the Special Meeting?

A.                                    The preliminary voting results will be announced at the Special Meeting.  The final voting results will be tallied by the Inspector of Election and published in a Current Report on Form 8-K filed as soon as practicable after the Inspector of Election tallies the final voting results.

Q.                                   Who is paying for the cost of this proxy solicitation?

A.                                    The Corporation is paying the costs of the solicitation of proxies.  The Corporation must pay brokerage firms and other persons representing beneficial owners of shares held in street name their reasonable out-of-pocket expenses incurred in connection with sending the proxy materials to beneficial owners and obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, the Board members, officers and employees may solicit proxies on the Corporation’s behalf, without additional compensation, personally or by telephone.  The Corporation may also solicit proxies by email from Stockholders who are employees of the Corporation or who previously requested to receive proxy materials electronically.

PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO THE CORPORATION’S RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT THE REVERSE STOCK SPLIT

General.  A copy of the form of the Certificate of Amendment to the Corporation’s Restated Certificate of Incorporation to effect the amendments contemplated by proposal No. 1 is set forth on Appendix A hereto.  The Corporation’s current Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 3.1 to the Corporation’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1992, Commission File No. 00020289.  Upon the effectiveness of the filing of the Certificate of Amendment to the Corporation’s Restated Certificate of Incorporation, a reverse stock split of the Common Stock will be effected to combine the shares of the Common Stock at a ratio that will be determined by the Board and that will be within a range of one-for-three (1:3) to one-for-five (1:5).

If the Corporation receives the required stockholder approval of proposal No. 1, the Board will have the sole authority to elect, at any time prior to the first anniversary of the Special Meeting: (1) whether or not to amend the Corporation’s Restated Certificate of Incorporation to effect the Reverse Stock Split, and (2) if so, the number of whole shares of the Common Stock between and including three and five which will be combined into one share of the Common Stock.

The Board reserves its right to abandon the Reverse Stock Split at any time prior to its implementation if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Corporation and its Stockholders.

If the Reverse Stock Split is approved by the Stockholders and the Board determines to implement it, the Reverse Stock Split will become effective upon filing the Certificate of Amendment with the Secretary of State of the State of Delaware.  When filed, the Certificate of Amendment will contain the number of shares determined by the Board within the limits set forth in this proposal No. 1 to be combined into one share of Common Stock.

The par value of the Common Stock will remain unchanged at $0.01 per share following the Reverse Stock Split.

Reasons for the Reverse Stock Split. The Board authorized the Reverse Stock Split with a view to increasing the per share trading price of the Common Stock.  Other reasons include:

•                  Increase in Eligible Investors.  A Reverse Stock Split could allow a broader range of institutions to invest in the Corporation’s stock (namely, funds that are prohibited from buying stocks with a price below a certain threshold), potentially increasing trading volume and liquidity of the Common Stock.

•                  Increased Analyst and Broker Interest.  A Reverse Stock Split could increase analyst and broker interest in the Corporation’s stock as their policies can discourage or prohibit them from following or recommending companies with low stock prices.  Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks or recommending them to their customers.  Some of those policies and practices may also function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Additionally, because brokers’ commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Common Stock can result in individual Stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

•                  Listing on the NYSE.  By potentially increasing the Corporation’s stock price, the Reverse Stock Split may allow the Common Stock to be listed on the NYSE which requires, among other things, that issuers have a $4.00 per share stock price at the time of listing and maintain an average closing bid price of at least $1.00 per share over a 30 trading-day period.  Moving the Corporation’s listing to the NYSE could improve the liquidity of the Common Stock and the Corporation’s ability to raise capital in the future through the sale of Common Stock.

Effects of the Reverse Stock Split.

Reduction of Shares Held by Individual Stockholders.  After the effective date of the proposed Reverse Stock Split, each stockholder will own fewer shares of Common Stock.  However, the proposed Reverse Stock Split will affect all Stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Corporation, except to the extent that the reverse split results in any Stockholders receiving cash in lieu of fractional shares as described below.  Proportionate voting rights and other rights of the Stockholders will not be affected by the proposed Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares).  For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of Common Stock immediately after the Reverse Stock Split.  The number of Stockholders of record will not be affected by the Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Stock Split).  However, if the Reverse Stock Split is implemented, it will increase the number of Stockholders who own “odd lots” of less than 100 shares of the Common Stock.  Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of Common Stock.

Reduction in Total Outstanding Shares.  The proposed Reverse Stock Split will reduce the total number of outstanding shares of Common Stock by the exchange ratio determined by the Board within the limits set forth in this proposal No. 1.

Change in Number and Exercise Price of Employee and Director Equity Awards and Outstanding Warrants.  The proposed Reverse Stock Split will reduce the number of shares of Common Stock available for issuance under the Corporation’s employee and director equity plans, including the 2004 Long-Term Equity Incentive Plan, the 1995 Executive Stock Plan and the 1992 Key Employee Stock Option Plan, in proportion to the exchange ratio determined by the Board within the limits set forth in this proposal No. 1.  Under the terms of the Corporation’s outstanding equity awards, the Reverse Stock Split would cause a reduction in the number of shares of Common Stock issuable upon exercise or vesting of such awards in proportion to the exchange ratio of the Reverse Stock Split and would cause a proportionate increase in the exercise price of such awards to the extent they are stock options.  The number of shares authorized for future issuance under the Corporation’s equity plans will also be proportionately reduced.  The number of shares of Common Stock issuable upon exercise or vesting of outstanding equity awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. The exercise price and number of shares subject to all outstanding warrants to purchase Common Stock will be similarly adjusted to reflect the Reverse Stock Split.

Regulatory Effects.  The Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Corporation is subject to the periodic reporting and other requirements of the Exchange Act.  The proposed Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or the Corporation’s obligation to publicly file financial and other information with the Securities and Exchange Commission.  If the proposed Reverse Stock Split is implemented, the Common Stock will continue to trade on the NYSE Amex under the symbol “KEM” (although NYSE Amex would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

No Going Private Transaction.  Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

The Proposed Reverse Stock Split May Not Increase the Corporation’s Stock Price over the Long-Term, Which Would Prevent the Corporation From Realizing Some of the Anticipated Benefits of the Reverse Stock Split.  The Board expects that a Reverse Stock Split of the Common Stock will likely increase the market price of the Common Stock immediately following the Reverse Stock Split.  However, the effect of a reverse stock split upon the market price of the Common Stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied.  It is possible that the per share price of the Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split, and there can be no assurance that the market price per share of the Common Stock after the Reverse Stock Split will either exceed $4.00 per share to allow initial listing on the NYSE to occur or maintain an average closing bid price of at least $1.00 per share stock price to allow continued listing.  The market price of the Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Corporation’s future performance.  In addition, there can be no assurance that once listed on the NYSE, the Corporation will not be delisted due to a failure to meet other continued listing requirements, even if the market price per share of the Common Stock after the Reverse Stock Split remains in excess of $1.00.

The Proposed Reverse Stock Split May Decrease the Liquidity of the Corporation’s Stock.  The liquidity of the Common Stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split.

Board Discretion to Implement the Reverse Stock Split.  If the Reverse Stock Split is approved by the Stockholders, it will be effected, if at all, only upon a determination by the Board that a Reverse Stock Split is in the best interests of the Corporation and its Stockholders at the time of such determination.  Such determination will be based upon factors the Board deems appropriate, including without limitation the Corporation’s then current stock price, the existing and expected marketability and liquidity of the Common Stock, prevailing market conditions, the likely effect on the market price of the Common Stock and the desire to meet the listing requirements for the NYSE.  Notwithstanding approval of the Reverse Stock Split by the Stockholders, the Board may, in its sole discretion, abandon the proposed amendment to the Restated Certificate of Incorporation and determine not to effect the Reverse Stock Split as permitted under Section 242(c) of the Delaware General Corporation Law.  If the Board does not implement the Reverse Stock Split prior to the one year anniversary of the receipt of the requisite stockholder approval at the Special Meeting or any adjournment thereof, stockholder approval would be required again prior to implementing any reverse stock split.

Amendment Effective Time.  The effective date of the Reverse Stock Split will be the date on which the Certificate of Amendment to the Corporation’s Restated Certificate of Incorporation to effect the amendment contemplated by proposal No. 1 is accepted and recorded by the Delaware Secretary of State (subject to any specific future time of effectiveness stated therein) in accordance with Section 103 of the DGCL.  The exact timing of the filing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Corporation and its Stockholders.  Except as explained below with respect to fractional shares, on the effective date of the amendment to effect the Reverse Stock Split, shares of the Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the Stockholders, into new shares of the Common Stock in accordance with the reverse stock split ratio determined by the Board within the limits set forth in this proposal No. 1.

Required Vote.  Approval of proposal No. 1 requires the affirmative vote, either in person or by proxy, of a majority of the votes entitled to be cast by the holders of the Corporation’s outstanding Common Stock (with the holders of Common Stock entitled to 1 vote per share). Abstentions and broker “non-votes” will have the same effect as voting “AGAINST” the adoption of proposal No. 1 because the required vote is based on the number of shares outstanding rather than the number of votes cast.

The Board urges you to vote “FOR” this proposal No. 1 to approve the amendment to the Corporation’s Restated Certificate of Incorporation to effect the Reverse Stock Split.

Stockholders’ Equity.  Following the effectiveness of the amendment to the Corporation’s Restated Certificate of Incorporation, the stated capital on the Corporation’s balance sheet and the additional paid-in capital account, in each case, attributable to the Common Stock, will be adjusted to reflect the Reverse Stock Split.  The par value per share of the Common Stock will remain unchanged at $0.01 per share after the Reverse Stock Split.  As a result, on the effective date of the Reverse Stock Split, the stated capital on the Corporation’s consolidated balance sheet attributable to Common Stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced.  Per share net income or loss will be increased because there will be fewer shares of the Common Stock outstanding.  The Corporation does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Interests of Certain Persons in the Proposal.  Certain of the Corporation’s officers and directors have an interest in this proposal No. 1 as a result of their ownership of shares of stock of the Corporation, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.  However, the Corporation does not believe that its officers or directors have interests in the Reverse Stock Split that are different from or greater than those of any other stockholder of the Corporation.

Fractional Shares.  The Corporation does not currently intend to issue fractional shares in connection with the Reverse Stock Split.  Stockholders who own the Common Stock prior to the effective date of the Reverse Stock Split and who otherwise would hold fractional shares because the number of shares of the Common Stock they held before the Reverse Stock Split would not be evenly divisible based on the Reverse Stock Split ratio will be entitled to a cash payment (without interest or deduction) in respect of such fractional shares.  To avoid the existence of fractional shares of the Common Stock, shares that would otherwise result in fractional shares from the application of the Reverse Stock Split will be collected and pooled by the Corporation’s transfer agent and sold in the open market and the proceeds will be allocated to the Stockholders’ respective accounts pro rata in lieu of fractional shares.  The Corporation will not receive any proceeds from any such sales.  The ownership of a fractional interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment.  The Corporation will be responsible for any brokerage fees or commissions related to the transfer agent’s selling in the open market shares that otherwise be entitled to fractional shares.

Escheat Laws.  Stockholders should be aware that, under the escheat laws of various jurisdictions, any amounts due for fractional interests and shares resulting from the Reverse Stock Split that are not timely claimed after the effective date of the Reverse Stock Split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Corporation or Computershare Trust Company, N.A., the Corporation’s transfer agent, concerning ownership of such funds within the time permitted in such jurisdiction.  Thereafter, if applicable, Stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with the transfer agent’s instructions (described below), will have to seek to obtain such funds directly from the state to which they were paid.

Exchange of Stock Certificates.  If the Reverse Stock Split is effected, Stockholders holding certificated shares will be required to exchange their stock certificates for the appropriate number of shares held electronically in book entry form (“Book Entry Shares”) resulting from the Reverse Stock Split.  This means that, instead of receiving a new stock certificate, Stockholders holding certificated shares prior to the effective time of the Reverse Stock Split will receive a statement of holding indicating the number of Book Entry Shares held by them after giving effect to the Reverse Stock Split.  Stockholders of record on the effective date of the Reverse Stock Split will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by Computershare Trust Company, N.A. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange.  As soon as practicable after the effective date of the Reverse Stock Split, the transfer agent will send a letter of transmittal to each stockholder advising such holder of the procedure for surrendering certificates representing the number of shares of the Common Stock prior to the Reverse Stock Split (“Old Stock Certificates”) in exchange for Book Entry Shares representing the number of shares of the Common Stock resulting from the Reverse Stock Split.

You should not send your Old Stock Certificates now. You should send them only after you receive the letter of transmittal from the Corporation’s transfer agent.

As soon as practicable after the surrender to the transfer agent of any Old Stock Certificate, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Stock Certificate had been issued Book Entry Shares registered in the name of such person.  Any Old Stock Certificate bearing a restrictive legend will be exchanged for a new physical stock certificate bearing the same legend, if any, restricting the transfer of such shares that were borne by the surrendered Old Stock Certificates held prior to the Reverse Stock Split.

Until surrendered as contemplated herein, each Old Stock Certificate shall be deemed at and after the effective time of the Reverse Stock Split to represent the number of full shares of the Common Stock resulting from the Reverse Stock Split.  Until they have surrendered their Old Stock Certificates for exchange, Stockholders will not be entitled to receive any dividends or other distributions, if any, that may be declared and payable to holders of record.

Any stockholder whose Old Stock Certificate has been lost, destroyed or stolen will be entitled to Book Entry Shares only after complying with the requirements that the Corporation and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

If any Book Entry Shares are to be issued in a name other than that in which the Old Stock Certificates are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to the Corporation any applicable transfer taxes or establish to the Corporation’s satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.  In all other cases, no service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Stock Certificate.

Stockholders who hold only uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by the Corporation’s transfer agent and, for beneficial owners, by their brokers or banks which hold in “street name” for their benefit, as the case may be to give effect to the Reverse Stock Split.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to the Corporation and to Stockholders that hold such stock as a capital asset for U.S. federal income tax purposes.  This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations.  This discussion applies only to holders that are U.S. persons and does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”), including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, holders that are partnerships or other pass-through entities for U.S. federal income tax purposes, holders whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, holders subject to the alternative minimum tax, holders who hold the Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired the Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

The Corporation has not sought, and will not seek, a ruling from the U.S. Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split.  The following summary does not address the tax consequences of the Reverse Stock Split under foreign, state, or local tax laws.  Accordingly, each holder of the Common Stock should consult his, her or its tax advisor with respect to the particular tax consequences of the Reverse Stock Split to such holder.

IRS Circular 230 Disclosure:  To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, we inform you that any tax advice contained in this proxy statement was not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding tax-related penalties under the Code. The tax advice contained in this proxy statement was written to support the promotion or marketing of the transactions and matters addressed by the proxy statement. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

The U.S. federal income tax consequences for a holder of the Common Stock and for the Corporation pursuant to the Reverse Stock Split will be as follows:

•                  the holder should not recognize any gain or loss for U.S. federal income tax purposes (except with respect to cash, if any, received in lieu of a fractional share of the Common Stock);

•                  the holder’s aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split, including any fractional share of the Common Stock not actually received, should be equal to the aggregate tax basis of such holder’s Common Stock surrendered in exchange therefor;

•                  the holder’s holding period for the Common Stock received pursuant to the Reverse Stock Split, including any fractional share of the Common Stock not actually received, should include such holder’s holding period for the Common Stock surrendered in exchange therefor;

•                  cash payments received by the holder for a fractional share of Common Stock generally should be treated as if such fractional share had been issued pursuant to the Reverse Stock Split and then sold by such holder, and such holder generally should recognize capital gain or loss with respect to such payment, measured by the difference between the amount of cash received and such holder’s tax basis in such fractional share;

•                  any such capital gain or loss should be treated as a long-term or short-term capital gain or loss based on such holder’s holding period in such fractional share; and

•                  the Corporation should not recognize gain or loss solely as a result of the Reverse Stock Split.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE CORPORATION’S RESTATED CERTIFICATE OF INCORPORATION TO EFFECTUATE THE REVERSE STOCK SPLIT.

PROPOSAL NO. 2

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING

Adjournment.  If it becomes necessary to postpone the Special Meeting in order to obtain additional votes necessary to approve  proposal No. 1, a motion may be made to adjourn the Special Meeting to a later time to permit further solicitation of proxies.  If such a motion to adjourn is made, it will require that more votes of the Corporation’s shares are cast in favor of the proposal than votes of its shares that are cast against the proposal, even if a quorum is not present or represented at the Special Meeting.

Vote Required.  Proposal No. 2 requires that more votes of the Corporation’s shares are cast in favor of the proposal than votes of its shares that are cast against the proposal.  Accordingly, abstentions and broker non-votes will have no effect on the outcome of proposal No. 2.

The Board unanimously recommends that you to vote “FOR” this proposal No. 2 to adjourn the Special Meeting if it becomes necessary to postpone the Special Meeting in order to solicit additional votes in favor of proposal No. 1.

OTHER MATTERS

The Board does not intend to bring any other business before the Special Meeting and it is not aware that anyone else intends to do so.  If any other business matters are properly brought before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Proxy Statement contains or incorporates by reference documents containing certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “anticipates,” “believes,” “estimates” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Readers should not rely solely on the forward-looking statements and should consider all uncertainties and factors discussed throughout this Proxy Statement. The statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement.

All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward-looking statements. We face risks that are inherent in the businesses and the market places in which we operate. While management believes these forward-looking statements are accurate and reasonable, uncertainties, risks and factors, including those described below, could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that may cause the actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following:

•                  continued uncertainty of the economy could impact our ability to realize operating plans if the demand for our products declines and could adversely affect our liquidity and ability to continue to operate;

•                  adverse economic conditions could cause further reevaluation and the write down of long-lived assets;

•                  an increase in the cost or a decrease in the availability of our principle raw materials;

•                  changes in our competitive environment;

•                  uncertainty of the timing of customer product qualifications in heavily regulated industries;

•                  economic, political, or regulatory changes in the countries in which we operate;

•                  difficulties, delays or unexpected costs in completing our restructuring plan;

•                  the ability to attract, train and retain effective employees and management;

•                  the ability to develop innovative products to maintain customer relationships;

•                  the impact of environmental issues, laws, and regulations;

•                  volatility of financial and credit markets which would affect our access to capital;

•                  exposure to foreign exchange gains and losses;

•                  need to reduce costs to offset downward price trends;

•                  potential limitation on use of net operating losses to offset possible future taxable income;

•                  dilution as a result of the warrant held by K Equity, LLC; and

•                  exercise of the warrant by K Equity, LLC may result in the existence of a controlling stockholder.

Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations and also could cause actual results to differ materially from those included, contemplated or implied by the forward-looking statements made, or incorporated by reference, in this Proxy Statement, and the reader should not consider the above list of factors to be a complete set of all potential risks or uncertainties.

SECURITY OWNERSHIP

As of September 30, 2010, the Corporation’s issued and outstanding Common Stock consisted of 81.275,009 shares of Common Stock. The following information with respect to the outstanding shares of Common Stock beneficially owned by each director of the Corporation and each “named executive officer,” the directors and executive officers as a group and all beneficial owners of more than 5% of the Common Stock known to the Corporation is furnished as of September 30, 2010. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by it or him as set forth opposite its or his name.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days of September 30, 2010 are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.

Directors, Named Executive Officers and 5% Stockholders(1)	Number of Shares Beneficially Owned	Percent of Class

Per-Olof Loof(2)(3)	752,618	*

William M. Lowe, Jr.(2)(4)	300,000	*

Conrado Hinojosa(2)(5)	96,511	*

Marc Kotelon(2)(6)	89,894	*

Charles Meeks, Jr.(2)(7)	96,511	*

Dr. Wilfried Backes(2)	25,000	*

Gurminder S. Bedi(2)	30,000	*

Joseph V. Borruso(2)	38,600	*

Frank G. Brandenberg(2)	57,575	*

E. Erwin Maddrey, II(2)	36,287	*

Robert G. Paul(2)	36,000	*

Joseph D. Swann(2)	132,287	*

All Directors and Executive Officers as a group (12 persons)(8)	2,194,931	2.7%

Alonim Investments Inc.(9)	4,150,000	5.1%

Berg & Berg Enterprises, LLC(10)	6,860,373	8.5%

K Equity, LLC(1)	80,544,685	49.8%

*Percentage of shares beneficially owned does not exceed one percent of class.

(1)                                  This reflects the issuance of a warrant on June 30, 2009 to initially purchase 80,544,685 shares of the Corporation’s Common Stock (the “Closing Warrant”) to K Financing, LLC, an affiliate of Platinum Equity Capital Partners II, L.P., pursuant to the terms of the Amended and Restated Credit Agreement among K Financing, LLC, the Corporation and certain of the Corporation’s subsidiaries. The Closing Warrant was subsequently transferred to K Equity, LLC. The Closing Warrant has not been exercised, however it is exercisable. Pursuant to its terms, the exercise price and number of shares of Common Stock subject to the Closing Warrant will be proportionately adjusted to reflect the Reverse Stock Split.

(2)                                  The address of these individuals is c/o KEMET Corporation, P.O. Box 5928, Greenville, South Carolina 29606.

(3)                                  Includes a grant of restricted stock of 50,000 shares with a net share settlement of 12,500 shares deducted by the Corporation to satisfy Federal withholding tax obligations.

(4)                                  The amount shown includes 100,000 shares subject to currently exercisable options.

(5)                                  The amount shown includes 90,000 shares subject to currently exercisable options. Includes a grant of restricted stock of 8,682 shares with a net share settlement of 2,171 shares deducted by the Corporation to satisfy Federal withholding tax obligations.

(6)                                  The amount shown includes 72,500 shares subject to currently exercisable options.

(7)                                  The amount shown includes 82,500 shares subject to currently exercisable options. Includes a grant of restricted stock of 8,682 shares with a net share settlement of 2,171 shares deducted by the Corporation to satisfy Federal withholding tax obligations.

(8)                                  The amount shown includes 723,750 shares subject to currently exercisable options.

(9)                                  According to a Schedule 13G filed with the SEC on February 13, 2009 by Alonim Investments Inc. (“Alonim”), as of March 31, 2008, Alonim is the beneficial owner of 4,150,000 shares, as to which it has sole voting power for 4,150,000 shares and sole dispositive power for 4,150,000 shares. Alonim’s address is 237 Hymus Blvd., City of Pointe Claire, Quebec, Canada H9R 5C7.

(10)                            According to a Schedule 13G/A filed with the SEC on February 10, 2010 by Berg & Berg Enterprises, LLC (“BBE”), as of December 31, 2009, BBE is the beneficial owner of 6,860,373 shares, as to which it has sole voting power for 6,860,373 shares and sole dispositive power for 6,860,373 shares. BBE’s address is 10050 Bandley Drive, Cupertino, CA 94014.

As mentioned above, on June 30, 2009, the Corporation issued a warrant to K Financing, LLC (“K Financing”), an affiliate of Platinum Equity Capital Partners, II, L.P. pursuant to the terms of our Amended and Restated Credit Agreement to purchase up to 80,544,685 shares of our Common Stock. This warrant was subsequently transferred to K Equity, LLC (“K Equity”), an affiliate of K Financing. Upon exercise of the warrant, K Equity may own up to approximately 49.9% of our Common Stock. As a result, K Equity would have significant influence over our management and affairs, and would be able to control virtually all matters requiring approval by the stockholders, including the vote to approve members of our board of directors. For additional information regarding the terms of the Closing Warrant (including potential adjustments to the number of shares issuable under such warrant), please see the Corporation’s Form 8-K filed with the SEC on June 30, 2009. Pursuant to its terms, the exercise price and number of shares of Common Stock subject to the warrant will be proportionately adjusted to reflect the Reverse Stock Split.

COST OF THIS PROXY STATEMENT

The entire cost of furnishing this Proxy Statement will be borne by us.  The Corporation must pay brokerage firms and other persons representing beneficial owners of shares held in street name their reasonable out-of-pocket expenses incurred in connection with sending the proxy materials to beneficial owners and obtaining beneficial owners’ voting instructions.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS WITH THE BOARD

From time to time, Stockholders present proposals which may be proper subjects for consideration at the Annual Meeting. To be considered for inclusion in the proxy statement, proposals must be submitted on a timely basis. Proposals for the 2011 Annual Meeting, which is expected to be held on July 27, 2011, must be received by the Corporation no later than April 29, 2011 and must otherwise comply with the SEC’s rules, to be considered for inclusion in our proxy materials relating to the 2011 Annual Meeting.

In addition, the Corporation’s Amended and Restated By-Laws establish advance notice procedures as to (1) business to be brought before an annual meeting of Stockholders other than by or at the direction of the Board of Directors and (2) the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. Any stockholder who wishes to submit a proposal to be acted upon at next year’s annual meeting or who proposes to nominate a candidate for election as a director must submit such notice in compliance with such procedures.

Any such proposals, as well as any questions related thereto, should be timely submitted in writing to the Secretary of the Corporation at the address below. If the 2011 annual meeting is more than 30 days before or more than 60 days after July 27, 2011, such written notice must be received by the Secretary not later than the close of business on the later of the 90th day prior to the 2011 annual meeting or the tenth day following the date that public disclosure of the date of the 2011 annual meeting is first made.

Notice of a proposal must include:

(i)                                     as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(ii)                                  (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (C) whether either such stockholder or beneficial owner intends to solicit or participate in the solicitation of proxies in favor of such proposal or nominee or nominees.

Notice of a nomination must include:

(i)                                     as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act and such person’s written consent to serving as a director if elected; and

(ii)                                  (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (C) whether either such stockholder or beneficial owner intends to solicit or participate in the solicitation of proxies in favor of such proposal or nominee or nominees.

You may contact our Secretary at our principal executive offices for a copy of the relevant provisions of the Corporation’s Amended and Restated By-Laws regarding the requirements for making stockholder proposals and nominating director candidates.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” stockholder materials, such as proxy statements, information statements and annual reports.  This means that only one copy of this Proxy Statement may have been sent to multiple Stockholders in your household. To obtain a separate copy of this Proxy Statement, contact the Corporation’s Secretary at (864) 963-6300 or by mail at 2835 Kemet Way, Simpsonville, South Carolina 29681.  If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or, if you are a record holder, you may contact the Corporation’s transfer agent, Computershare Trust Company, N.A., by telephone at 1-877-282-1169.

WHERE YOU CAN FIND MORE INFORMATION

The Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read or copy any document the Corporation files at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an internet site at www.sec.gov from which you may obtain copies of reports, proxy statements, communications related to the exchange offers and other information regarding registrants that file electronically, including us.  The Corporation is not incorporating the contents of the SEC website into this Proxy Statement.

The Common Stock is traded on the NYSE Amex under the symbol “KEM.”

The Corporation’s SEC filings are also available to the public on its website at www.kemet.com.  Information contained on the Corporation’s internet website is not a part of this Proxy Statement.

APPENDIX A

Certificate of Amendment to Restated Certificate of Incorporation for Proposal No. 1

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

KEMET CORPORATION

Pursuant to Section 242 of

the General Corporation Law of the

State of Delaware

KEMET CORPORATION, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST: Each [3] [4] [5] shares of the Common Stock issued and outstanding on the effective date of this Certificate of Amendment shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any action by the holder thereof, subject to the treatment of fractional interests as described below (the “Reverse Stock Split”).  No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split.  Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock in connection with the Reverse Stock Split shall, with respect to such fractional interest, be entitled to receive cash, without interest, in lieu of fractional shares of Common Stock.  Each certificate that prior to such combination represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined.

SECOND: This Certificate of Amendment was adopted by the approval of the stockholders of the Company at a special meeting of the stockholders held November 3, 2010 in accordance with the provisions of Sections 211 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be duly executed this      day of     , 20XX.

KEMET CORPORATION

By:

Name:

Title:

A-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 018R5B 1 U PX + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Special Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as your name(s) appear(s) hereon. If the securities are jointly owned, both owners should sign. Full title of one signing in representative capacity should be clearly designated after signature. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. For Against Abstain 1. To amend the Corporation’s Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio that will be determined by the Board and that will be within a range of one-for-three (1:3) to one-for-five (1:5) (the “Reverse Stock Split”); and A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2. For Against Abstain 2. To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, if there are not sufficient votes at the time of the Special Meeting to approve proposal No. 1. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 1 0 3 3 2 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. P.O. Box 5928 Greenville, South Carolina 29606 2010 Special Meeting of Stockholders Solicited on Behalf of the Board of Directors The undersigned hereby appoints R. JAMES ASSAF, proxy, with full power of substitution, and revocation, acting by a majority of those present and voting, to vote the common stock of KEMET Corporation which the undersigned is entitled to vote, at the 2010 Special Meeting of Stockholders scheduled to be held November 3, 2010, and at any adjournments or postponements thereof, with all the powers the undersigned would possess if present, with respect, to the matters on the reverse side. Your shares will be voted as directed herein. If the proxy is signed and no direction is given for any item, it will be voted FOR Proposal 1 and FOR Proposal 2. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Proxy — KEMET Corporation